                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant                           [X]
Filed by a Party other than the Registrant        [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                        Planet Polymer Technologies, Inc.
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                (Name of Registrant as Specified In Its Charter)


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     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box)

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.      Title of each class of securities to which transaction applies:


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2.      Aggregate number of securities to which transaction applies:


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3.      Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


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4.      Proposed maximum aggregate value of transaction:


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5.      Total fee paid:


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[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

6.      Amount Previously Paid:


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7.      Form, Schedule or Registration Statement No.:


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8.      Filing Party:


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9.      Date Filed:


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
                                                     PRELIMINARY PROXY MATERIALS


                        PLANET POLYMER TECHNOLOGIES, INC.
                        9985 BUSINESSPARK AVENUE, SUITE A
                           SAN DIEGO, CALIFORNIA 92131


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON JANUARY 6, 1999

DEAR SHAREHOLDERS:

        NOTICE IS HEREBY GIVEN that a Special Meeting (the "Special Meeting") of Shareholders of Planet Polymer Technologies, Inc., a California corporation (the "Company"), will be held on January 6, 1999 at the offices of the Company located at 9985 Businesspark Avenue, Suite A, San Diego, California, 92131 at 10:00 a.m. local time for the following purpose:

1. To approve the issuance of securities of the Company exceeding twenty percent of the outstanding Common Stock of the Company.

        The foregoing item of business is more fully described in the Proxy Statement accompanying this Notice.

        The Board of Directors has fixed the close of business on December 9, 1998, as the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting and at any adjournment or postponement thereof.



                                By Order of the Board of Directors





                                Robert J. Petcavich
                                Chairman and Chief Executive Officer



San Diego, California
December ___, 1998

        ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                        PLANET POLYMER TECHNOLOGIES, INC.
                        9985 BUSINESSPARK AVENUE, SUITE A
                           SAN DIEGO, CALIFORNIA 92131

                                 PROXY STATEMENT
                       FOR SPECIAL MEETING OF SHAREHOLDERS

                                 JANUARY 6, 1999

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

        The enclosed proxy is solicited on behalf of the Board of Directors of Planet Polymer Technologies, Inc., a California corporation (the "Company"), for use at a Special Meeting of Shareholders to be held on January 6, 1999, at 10:00 a.m. local time (the "Special Meeting"), or at any adjournment, continuation or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting. The Special Meeting will be held at the offices of the Company located at 9985 Businesspark Avenue, Suite A, San Diego, California 92131. The Company intends to mail this proxy statement and accompanying proxy card on or about December 11, 1998, to all shareholders entitled to vote at the Special Meeting.

SOLICITATION

        The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

QUORUM REQUIREMENT

        Only holders of record of Common Stock at the close of business on December 9, 1998 will be entitled to notice of and to vote at the Special Meeting. At the close of business on December 9, 1998 the Company had outstanding and entitled to vote [5,332,491] shares of Common Stock (the "Common Stock") and 500,000 shares of Series A Preferred Stock (the "Series A Stock"), constituting all of the outstanding voting stock of the Company.

        The holders of a majority of the votes represented by the shares of Common Stock and Series A Stock outstanding and entitled to vote at the Special Meeting shall constitute a quorum for the transaction of business at the Special Meeting. Shares of Common Stock and Series A Stock represented in person or by proxy (including shares which abstain or otherwise do not vote with respect to the matters presented for shareholder approval) will be counted for purposes of determining whether a quorum is present at the Special Meeting.

VOTES REQUIRED

        Each holder of record of Common Stock and Series A Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Special Meeting.

        All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. The affirmative vote of the holders of shares representing a majority of the votes represented by the holders of the Common Stock and Series A Stock, voting together as a single class, present and entitled to vote at the meeting on the matter is required for the approval of the issuance of securities of the Company exceeding twenty percent of the outstanding Common Stock of the Company, as described herein (the "Proposal"). Shares which abstain from voting as to the Proposal, and shares held in "street name" by a broker or nominee who indicates on a proxy that it does not have discretionary authority to vote as to the Proposal, will not be voted in favor of the Proposal, and also will not be counted as votes cast on the Proposal. Accordingly, abstentions and "broker non-votes" are not counted for any purpose in determining whether the Proposal is approved.

REVOCABILITY OF PROXIES

        Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 9985 Businesspark Avenue, Suite A, San Diego, California, 92131, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

SHAREHOLDER PROPOSALS

        The deadline for submitting a shareholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 1999 Annual Meeting of Shareholders (the "Annual Meeting") pursuant to Rule 14a-8, "Shareholder Proposals," of the Securities and Exchange Commission is December 18, 1998. The deadline for submitting a shareholder proposal or a nomination for director to be voted upon at the Annual Meeting, but that will not be included in such proxy statement and proxy is March 2, 1999.


                                       2.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company's Common Stock as of November 10, 1998 by: (i) each executive officer and director; (ii) all executive officers and directors of the Company as a group; and (iii) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.


                                                                                 BENEFICIAL OWNERSHIP
                                                                         --------------------------------------
                                                                                                PERCENTAGE OF
TITLE OF CLASS    BENEFICIAL OWNER                                       NUMBER OF SHARES (1)   CLASS OWNED (2)
--------------    ----------------                                       --------------------   ---------------
Common            Special  Situations  Private Equity Fund, L.P. (3)            909,184            17.05%
                          153 East 53rd Street, 51st Floor
                          New York, NY 10022
Common            Robert J. Petcavich, Ph.D. (4)                                668,206            12.37%
                          9985 Businesspark Avenue, Suite A
                          San Diego, CA 92131
Common            Rebecca A. Petcavich (5)                                      602,193            11.25%
                          6832 Town View Lane
                          San Diego, CA 92120
Common            Brian To (6)                                                  646,111            11.82%
                          Tarrenz, Inc.
                          201 Harrison St., #607
                          San Francisco, CA 94105
Common            H.M. Busby (7)                                                242,592            4.54%
Common            Thomas M. Connelly(8)                                          28,700               *
Common            Michael M. Coleman, Ph.D. (9)                                  16,200               *
Common            Thomas A. Landshof (10)                                         9,000               *
Common            All  executive  officers and directors as a group (11)        964,698            17.68%
Series A          Special  Situations  Private Equity Fund, L.P.                500,000           100.00%
                          153 East 53rd Street, 51st Floor
                          New York, NY 10022


------------------
*       Less than one percent.

(1) This table is based upon information supplied by officers and directors and with respect to the principal shareholders, information supplied by the Company's transfer agent Oxford Transfer and Registration Agency, Inc. and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

(2) Percentage ownership of Common Stock is based upon 5,332,491 shares outstanding on November 10, 1998, and any shares issuable pursuant to securities convertible into or exchangeable for shares of Common Stock by the person or group in question on November 10, 1998 or within 60 days thereafter. Percentage of Series A Convertible Preferred Stock is based upon 500,000 shares of Series A Convertible Preferred Stock outstanding as of November 10, 1998.

(3) Includes 500,000 shares of Common Stock issuable upon conversion of the 500,000 shares of Series A Convertible Preferred Stock and 375,000 shares issuable within 60 days of November 10, 1998.


                                       3.

(4) Includes 68,607 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days of November 10, 1998.

(5) Includes 21,694 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days of November 10, 1998.

(6) Includes 66,137 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days of November 10, 1998. Also included are 66,120 shares of Common Stock issuable upon exercise of options that are exercisable by Tarrenz, Inc. within 60 days of November 10, 1998, and 72,124 shares held in the name of Tarrenz, Inc. Mr. To is the Managing Director and a principal shareholder of Tarrenz, Inc..

(7) Includes 12,200 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days of November 10, 1998.

(8) Includes 2,000 shares held by Mr. Connelly's wife and 22,200 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days of November 10, 1998.

(9) Includes 12,200 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days of November 10, 1998.

(10) Includes 9,000 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days of November 10, 1998.

(11) Includes 124,207 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days of November 10, 1998.


                                    PROPOSAL

                   THE APPROVAL OF THE ISSUANCE OF SECURITIES
                  EXCEEDING 20% OF THE OUTSTANDING COMMON STOCK
                                 OF THE COMPANY

        The By-laws of the National Association of Securities Dealers, Inc. (the "NASD") require the Company to obtain shareholder approval (i) in connection with a transaction other than a public offering involving the sale or issuance by the Company of Common Stock (or securities convertible into or exercisable for Common Stock) equal to 20 percent or more of the Common Stock (or securities convertible or exercisable for Common Stock) or 20 percent or more of the voting power outstanding before the issuance for less than the greater of book value or market value of the Common Stock and (ii) in connection with a transaction involving the issuance of securities of the Company when such issuance will result in a change of control of the Company.

        On November 12, 1998, the Company entered into a Stock Purchase Agreement (the "Agreement") with Agway Holdings, Inc., a Delaware corporation ("Agway"). Upon satisfaction of the conditions set forth in the Agreement (including shareholder approval of the Proposal) Agway will purchase, pursuant to the Agreement, an aggregate of 1,000,000 shares of the Company's Common Stock at a price of $1.00 per share for an aggregate purchase price of $1,000,000. Upon the sale and issuance of the 1,000,000 shares of Common Stock to Agway, Agway will own approximately 15.79% of the issued and outstanding shares of the Company's Common Stock, which is equal to approximately 14.56% of the issued and outstanding shares of Common Stock including shares of Series A Stock on an as converted basis, and approximately 12.30% of the issued and outstanding shares of Common Stock including shares of Series A Stock on an as converted basis and assuming the exercise of all issued and outstanding options and warrants.

        On the closing date of the Agreement (the "Closing Date"), the Company will issue to Agway warrants to purchase an aggregate of up to an additional 2,000,000 shares of its Common Stock at an exercise price of $1.00 per share (collectively, the "Warrants"), for an aggregate purchase price of $2,000,000 if exercised in full. Upon the sale and issuance of the 1,000,000 shares of Common Stock to Agway, and upon Agway's exercise of the Warrants in full, Agway will own approximately 36% of the issued and outstanding shares of Common Stock, which is equal to approximately 33.63% of the issued and outstanding shares of Common Stock including shares of Series A Stock on an as converted basis, and


                                       4.

approximately 28.94% of the issued and outstanding shares of Common Stock including shares of Series A Stock on an as converted basis and assuming the exercise of all issued and outstanding options and warrants.

        The Warrants may be exercised at any time after the Closing Date and until the date which is twenty-four (24) months after the Closing Date as to all or any part of the 2,000,000 shares of Common Stock subject to the Warrant. Notwithstanding this fact, the holder of the Warrants must exercise at least 1,000,000 of the shares of Common Stock subject to the Warrant prior to the date which is twelve (12) months after the Closing Date or else the remaining Warrants available for purchase, but not acquired by the holder of the Warrant, will be terminated. In addition, Agway has been granted certain "anti-dilution" rights in order to allow it, through the purchase of additional shares of Common Stock at the then current market price, to maintain its percentage voting power with respect to the Company. Moreover, the Warrant provides for an adjustment to the number and/or exercise price of the shares of Common Stock issuable upon exercise of the Warrant in certain events.

        In connection with the proposed purchase by Agway of the Common Stock as described above, the Company has granted Agway registration rights and has agreed to register for resale under the Securities Act of 1993, as amended (the "Act") the shares of Common Stock that will be issued pursuant to the Agreement and the shares of Common Stock issuable upon exercise of the Warrant.

        Contemporaneously with the execution and delivery of the Agreement, the Company and Agway entered into an agreement relating to the funding by Agway of an evaluation of the feasibility (the "Feasibility Agreement") of the Company's polymer coating technology for use in agricultural products (other than fertilizers and certain biological products) and food products and a license agreement (the "License Agreement," and, together with the Feasibility Agreement are referred to hereafter as the "Ancillary Agreements") pursuant to which Agway obtained an exclusive worldwide license to distribute all current and future products that utilize the Company's polymer coating technology for use in agricultural products (other than fertilizers and certain biological products) and food products. In the event that (i) the shareholders do not approve this Proposal or (ii) the Closing Date of the Agreement does not occur on or before January 31, 1999 (or such other date as the parties shall mutually agree), the Agreement and, at the option of Agway in its sole discretion, the Ancillary Agreements, shall terminate at the close of business on such date without liability of any party to any other party. The transactions contemplated by the Agreement, the Warrants, the Registration Rights Agreement and the Ancillary Agreements have been approved by the Board of Directors of the Company.

        In the event that Agway does not purchase the Common Stock as of December 31, 1998, Agway has agreed to provide a line of credit to the Company of up to an aggregate of $480,000. Should the Company draw upon such line of credit, all outstanding principal plus accrued interest will be due upon the earlier of (i) the Closing Date or (ii) after April 30, 1999, on demand by Agway.

        The Company's authorized capital stock currently consists of 20,000,000 shares of Common Stock, of which 5,332,491 shares are issued and outstanding as of November 10, 1998, and 5,000,000 shares of Preferred Stock, of which 750,000 shares have been designated Series A Preferred Stock, of which 500,000 are issued and outstanding on the date of this Proxy Statement. All outstanding shares of Common Stock and Series A Stock are fully paid and nonassessable. The holders of Common Stock and Series A Stock are entitled to one vote for each share held of record on all matters voted upon by shareholders and may cumulate votes for the election of directors. Subject to the rights of the Series A Stock and any other future series or class of Preferred Stock, each share of outstanding Common Stock is entitled to participate equally in any distribution of net assets made to the shareholders in liquidation, dissolution, or winding up of the Company and is entitled to participate equally in dividends as and when declared by the Board of Directors. There are no redemption, sinking fund, conversion or preemptive rights with respect to the shares of Common Stock. All shares of Common Stock have equal rights and preferences.

        The descriptions of the terms of the Agreement and the Warrant are qualified in their entirety by the express provisions of such documents which are hereby incorporated by reference. The Agreement is attached hereto as Annex A and the Warrant Agreement is attached hereto as Annex B.

        The proceeds from the sale of capital stock of the Company pursuant to the Agreement will be used by the Company for working capital purposes.

        As noted above, the NASD requires shareholder approval in a transaction where the issuance of securities will result in a change of control of the Company. The NASD deems the issuance of securities equal to or exceeding 30% of


                                       5.

        the issued and outstanding Common Stock (including securities convertible or exercisable for Common Stock) to be a change of control of the Company. Upon the purchase of the shares of Common Stock pursuant to the Agreement, Agway will be able to vote equally with the other shareholders of the Company on all matters voted upon by shareholders and may cumulate votes for the election of directors. Accordingly, Agway will be able to effectively exercise significant influence, as the Company's largest shareholder, over the Company's Board of Directors (the "Board") and management. If Agway were to exercise the Warrants in full and cumulate its votes for the election of directors at the next Annual Meeting of Shareholders, Agway would be able to elect up to two (2) directors to the Board, assuming that there are five (5) directors elected at the next annual meeting and based upon the number of shares of capital stock that are issued and outstanding as of the date hereof after taking account of shares to be issued to Agway on the Closing Date.

        The Company is required to make anti-dilutions adjustments to certain of its outstanding warrants and the Series A Stock in the event the Company issues additional securities below the exercise price of such outstanding warrants or the issue price of the Series A Stock. Such anti-dilution adjustments include adjusting the exercise price or the conversion price, as applicable, of the outstanding warrants and the Series A Stock, respectively. If the shareholders approve this Proposal, and Agway purchases the Common Stock and exercises the Warrants in full, the Company will be required to issue approximately 322,466 shares of Common Stock upon the exercise of certain of its outstanding warrants and approximately 87,639 shares of Common Stock upon the conversion of the Series A Stock.

        The Company was required to make such anti-dilution adjustments to one of its largest shareholders. On September 24, 1997, the Company entered into that certain Securities Purchase Agreement (the "Purchase Agreement") with Special Situations Private Equity Fund, L.P. ("Special Situations") pursuant to which the Company sold and issued 500,000 shares of Series A Stock and a warrant to purchase up to 375,000 shares of Common Stock. Under the terms of the Purchase Agreement, Special Situations is entitled to receive, quarterly, a dividend in Common Stock or cash, equal to an amount tied to the liquidation preference of the Series A Stock and the average trading price of the Company's Common Stock prior to the distribution date. As a result, as a condition to consenting to the Agreement, certain changes were made to the Purchase Agreement. In the event Agway purchases the Common Stock and exercises the Warrants in full, the shares of Common Stock issuable to Special Situations upon conversion of its Series A Stock and upon exercise of its warrant, together with shares of Common Stock issued as dividends pursuant to the Purchase Agreement may exceed twenty percent (20%) of the issued and outstanding shares of the Company's Common Stock as of September 24, 1997. Shareholders are being asked to approve the change to the Purchase Agreement which would allow the Company to potentially issue to Special Situations over twenty percent (20%) of the issued and outstanding shares of the Company's Common Stock as of September 24, 1997 as a result of the anti-dilutions adjustments as described herein.

        On August 3, 1998, the last full trading day prior to the date on which representatives of the Company and Agway reached tentative agreement on the terms of the Agreement, the closing sale price of the Company's Common Stock, as reported by the Nasdaq National Market, was $1.00 per share. On November 11, 1998, the last full trading day prior to the execution and delivery of the Agreement, the closing sale price of the Company's Common Stock, as reported by the Nasdaq National Market, was $0.8125 per share. Upon the Closing Date or the date upon which the Warrants may be exercised, the price per share of Common Stock may be greater than $1.00 per share.

        IF THE SHAREHOLDERS APPROVE THIS PROPOSAL, THE SHAREHOLDERS WILL BE APPROVING THE SALE AND ISSUANCE OF 1,000,000 SHARES OF COMMON STOCK AND A WARRANT TO PURCHASE UP TO AN ADDITIONAL 2,000,000 SHARES OF COMMON STOCK TO AGWAY. AS A RESULT OF SUCH APPROVAL, THE SHAREHOLDERS WILL THEREBY APPROVE (I) THE ISSUANCE OF SECURITIES OF THE COMPANY EXCEEDING TWENTY (20%) OF THE OUTSTANDING COMMON STOCK OF THE COMPANY FOR LESS THAN THE GREATER OF BOOK VALUE OR MARKET VALUE OF THE COMMON STOCK, (II) THE ISSUANCE OF SECURITIES OF THE COMPANY WHICH RESULTS IN A CHANGE OF CONTROL OF THE COMPANY FOR PURPOSES OF THE NASD, AND (III) THE POTENTIAL ISSUANCE TO SPECIAL SITUATIONS OF OVER TWENTY PERCENT (20%) OF THE ISSUED AND OUTSTANDING SHARES OF THE COMPANY'S COMMON STOCK AS OF SEPTEMBER 24, 1997, AS A RESULT OF ANTI-DILUTION ADJUSTMENTS AS DESCRIBED ABOVE, FOR LESS THAN THE GREATER OF BOOK VALUE OR MARKET VALUE OF THE COMMON STOCK

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THIS PROPOSAL


                                       6.

                              CERTAIN TRANSACTIONS

        Upon satisfaction of the conditions set forth in the Agreement (including shareholder approval of the Proposal), the Company anticipates that one director will be nominated as a representative of Agway for election to the Company's Board of Directors at the 1999 Annual Meeting of Shareholders, and for re-election to the Board of Directors on each proxy statement filed for each subsequent meeting of the shareholders as his term expires.


                                  OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the Special Meeting.

                                    By Order of the Board of Directors





                                    Robert J. Petcavich
                                    Chairman and Chief Executive Officer



December ___, 1998


                                       7.

                                                                         ANNEX A







                        PLANET POLYMER TECHNOLOGIES, INC.








                            STOCK PURCHASE AGREEMENT


















                                                  DATED AS OF NOVEMBER 12, 1998

                SUBSCRIPTION INSTRUCTIONS - PLEASE READ CAREFULLY

          THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER
            THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE NOT BEEN
        QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE. THE SECURITIES
           CANNOT BE SOLD OR TRANSFERRED WITHOUT SUCH REGISTRATION OR
           QUALIFICATION UNLESS AN EXEMPTION FROM SUCH REGISTRATION OR
                         QUALIFICATION IS THEN AVAILABLE



                        PLANET POLYMER TECHNOLOGIES, INC.

                            STOCK PURCHASE AGREEMENT

        STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of November 12, 1998 by and among Planet Polymer Technologies, Inc., a California corporation with headquarters located at 9985 Business Park Avenue, Suite A, San Diego, California 92131 (the "Company") and Agway Holdings Inc., a Delaware corporation ("Buyer").

        WHEREAS:

        A. The Company and Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act");

        B. Buyer wishes to purchase, upon the terms and conditions stated in this Agreement, 1,000,000 newly issued shares (the "Shares") of the Company's common stock (the "Common Stock"), no par value;

        C. Buyer shall receive upon issuance of the Shares a warrant (the "Warrant") to acquire up to 2,000,000 shares of Common Stock (the "Warrant Shares" and, together with the Shares and the Warrant, the "Securities") at the Per Share Price (defined below) during the one-and two-year periods immediately following the closing date of the initial sale of Shares (the "Initial Closing Date"), on the terms described below and as set forth more fully in the form of Warrant attached hereto as Exhibit A; and

        D. The Company will, in connection with the issuance of the Shares and the Warrant Shares and pursuant to the terms of the Registration Rights Agreement substantially in the form of Exhibit B attached hereto (the "Registration Rights Agreement"), grant to Buyer certain rights to register for resale by Buyer the Shares and the Warrant Shares under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws; and

        E. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering an agreement relating to the funding by Buyer of an evaluation of the feasibility of the Company's polymer coating technology (the "Feasibility Agreement") and a license agreement (the "License Agreement" and, together with the Feasibility Agreement and the Registration Rights Agreement, the "Ancillary Agreements") pursuant to which Buyer will obtain an exclusive worldwide license to distribute all current and future products that utilize the Company's polymer coating technology for agricultural and food- related purposes;

        NOW THEREFORE, the Company and Buyer hereby agree as follows:

        1.     PURCHASE AND SALE OF SHARES.

               a. Purchase of Shares. At the Initial Closing (defined below), the Company shall issue and sell to Buyer, and Buyer shall purchase from the Company, the Shares. The per share purchase price (the "Per Share Price") of the Shares shall be $1.00. The total purchase price (the "Purchase Price") for Buyer's Shares shall be $1,000,000 (i.e., the number of Shares to be purchased by Buyer multiplied by the Per Share Price). The Shares shall be sold at the Initial Closing as hereinafter provided.

               b. Closing. The initial closing (the "Initial Closing") of the issuance and sale of the Shares shall occur on a date that is within three (3) business days of the satisfaction (or waiver) of all conditions to closing set forth in Sections 8 and 9 hereof (but in no event shall the Initial Closing occur later than January 31, 1999). The date of the occurrence of the Initial Closing shall be referred to herein as the "Initial Closing Date."

               c. Form of Payment. Buyer shall pay the Purchase Price by wire transfer of immediately available United States Dollars on the Initial Closing Date to:

               Bank:                Citibank New York
                                    111 Wall Street, New York, NY 10005
               ABA:                 021000089
               FBO:                 Morgan Stanley Dean Witter
               Beneficiary Account: 40611172
               For Further CR to:   212-032582-001
               Account Name:        Planet Polymer Technologies, Inc.
               TIN:                 33-0502606

               Account Broker:      KD Shanley #001
               Branch Address:      Morgan Stanley Dean Witter
                                    1131 Monterey St., San Luis Obispo, CA 93401

 (ABA# 021000089, Attention _______________________. At the Initial Closing, the
Company shall deliver one or more stock certificates, duly executed on behalf of the Company, representing the Shares (the "Stock Certificates"), together with the Warrants described below.

               d. Warrant Issuances. At the Initial Closing, the Company will issue to Buyer a Warrant duly executed on behalf of the Company, substantially in the form of Exhibit A attached hereto, to acquire the Warrant Shares at an exercise price per Warrant Share equal to the per share price for the Shares (subject to adjustment in the manner set forth in the Warrant), which Warrant may be exercised as follows: (i) during the twelve (12) month period commencing on the Initial Closing Date and ending on the date which is twelve (12) months after the Initial Closing Date (the "First Warrant Period"), Buyer shall be entitled to purchase up to the full amount of the Warrant Shares (i.e., 2,000,000 shares) at the Per Share Price; and (ii) during the period commencing twelve (12) months after the Initial Closing Date and ending twenty-four (24) months after the Initial Closing Date (the "Second Warrant Period"), and provided that Buyer acquired at least 1,000,000 of the Warrant Shares during the First Warrant Period, Buyer shall be entitled to purchase all Warrant Shares not purchased during the First Warrant Period.

        2.     REPRESENTATIONS AND WARRANTIES OF THE BUYER.

        Buyer represents and warrants to the Company as of the date hereof and as of the date of the Initial Closing that:

               a. Investment Purpose. Buyer is purchasing the Shares and the Warrants and will acquire the Warrant Shares for its own account for investment only and not with a view towards, or for resale in connection with, the distribution thereof except pursuant to sales registered under the 1933 Act or exempt from the registration requirements thereof. Buyer is not purchasing the Shares, the Warrants or the Warrant Shares for the purpose of covering short sale positions in the Common Stock established on or prior to the date of the Initial Closing.

               b. Accredited Investor Status. Buyer hereby represents and warrants to the Company as follows:

                      (i) Buyer is an "Accredited Investor," as such term is
               defined in Regulation D under the 1933 Act in that the undersigned is a corporation having total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the Securities (as defined below) .

                      (ii) Buyer is in a financial position to hold the
               Securities for an indefinite period of time, is able to bear the economic risk of an investment in the Securities and can withstand a complete loss of the Buyer's investment in the Securities.

                      (iii) Buyer either alone or together with the assistance
               of its own professional advisor or advisors, has the knowledge and experience in business and financial matters to read and interpret financial statements of and concerning the Company and to evaluate the merits and risks of an investment in the Securities.

               c. Reliance on Exemptions. Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of Buyer to acquire the Securities.

               d. Information. Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by Buyer. Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received answers to such inquiries. Buyer understands that its investment in Securities involves a high degree of risk. Buyer nevertheless believes that an investment in the Securities is suitable for Buyer based upon Buyer's investment objectives and financial needs. Buyer has adequate means for providing for its current financial needs and contingencies and has no need for liquidity of its investment in the Securities. Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

               e. No Governmental Review. Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

               f. Transfer or Resale. Buyer understands that (i) except as contemplated in the Registration Rights Agreement, the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (a) subsequently registered thereunder, (b) Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (c) Buyer shall provide the Company with reasonable assurances that the Securities can be sold pursuant to Rule 144 under the 1933 Act (or a successor rule thereto); (ii) any sale of such securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such securities (other than pursuant to the Registration Rights Agreement) under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

               g. Legends. Buyer understands that subject to the removal provisions set forth below, the certificates representing the Securities shall bear a restrictive legend in substantially the following form (and, subject to Section 6 hereof and only so long as the Securities have the legend set forth below in accordance with this paragraph, a stop-transfer order may be placed against transfer of such Securities certificates):

               THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. ANY SUCH OFFER, SALE, ASSIGNMENT OR TRANSFER MUST ALSO COMPLY WITH APPLICABLE STATE SECURITIES LAWS. THE HOLDER OF THE SECURITIES MAY ALSO BE SUBJECT TO RESTRICTIONS UNDER A STOCK PURCHASE AGREEMENT BETWEEN THE ISSUER AND AGWAY HOLDINGS INC., DATED AS OF NOVEMBER 12, 1998.


        The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Securities upon which such legend is stamped, unless otherwise required by state securities laws (1)(a) in the case of any Shares or Warrant Shares, upon the sale of such Shares or Warrant Shares pursuant to an effective registration statement under the 1933 Act in connection with the Registration Rights Agreement, (b) in connection with any other sale, assignment or transfer transaction, such holder provides the Company with an opinion of counsel, in form, substance, scope and as, to the counsel delivering such opinion, reasonably acceptable to the Company, to the effect that the sale, assignment or other transfer of the Securities may be made without registration under the 1933 Act, or (c) such holder provides the Company with reasonable assurances that the Securities can be sold pursuant to Rule 144 under the 1933 Act (or a successor rule thereto); and (2) if the limits imposed by this Agreement do not apply to the Securities being sold. Such Buyer agrees to sell the Securities, including those represented by certificate(s) from which the legend has been removed, only in compliance with all applicable securities laws.

               h. Authorization; Enforcement. This Agreement has been duly and validly authorized, executed and delivered by Buyer and (assuming due execution and delivery by the Company) is a valid and binding agreement of Buyer enforceable against Buyer in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally.

               i. Residency. Buyer is a resident of that country and state specified in its address set forth below.

        3.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

        Except as set forth on a Schedule of Exceptions provided to Buyer five
(5) days prior to the execution of this Agreement, the Company represents and warrants to Buyer as of the date hereof and as of the Initial Closing that:

               a. Organization and Qualification. The Company and its subsidiaries are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power to own their properties and to carry on their business as now being conducted and presently proposed to be conducted. Each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified would not have a Material Adverse Effect. "Material Adverse Effect" means any material adverse effect on the business, operations, properties, prospects, condition (financial or otherwise) or results of operation of the Company and its subsidiaries taken as a whole.

               b. Authorization; Enforcement; Compliance with Other Instruments.
        (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement and the Ancillary Agreements, and to issue the Securities in accordance with the terms hereof and thereof;
        (ii) the execution and delivery of this Agreement and the Ancillary Agreements by the Company and the consummation by it of the transactions contemplated hereby and thereby, including the issuance of the Securities, have been duly authorized by the Company's Board of Directors and, except as required by the rules of the NASDAQ SmallCap Market System, no further consent or corporate authorization is required therefor; (iii) this Agreement and the Ancillary Agreements have been duly executed and delivered by the Company; and (iv) this Agreement and the Ancillary Agreements (assuming due execution and delivery by the other parties thereto) constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies or by other equitable principles of general application or by the public policy provisions of federal securities laws.

               c. Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) twenty million (20,000,000) shares of Common Stock of which, as of November 10, 1998, five million three hundred thirty-two thousand four hundred ninety one (5,332,491) shares were issued and outstanding, and (ii) seven hundred fifty thousand (750,000) shares of Series A Convertible Preferred Stock, no par value, of which, as of November 10, 1998, five hundred thousand(500,000) shares were issued and outstanding and since that date, there have been no material changes to such number. All of such outstanding shares have been validly issued and are fully paid and nonassessable. No shares of Common Stock or preferred stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. Except as disclosed in the Schedule of Exceptions, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company or any of its subsidiaries, or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries, and (ii) there are no outstanding debt securities of the Company. The Company has furnished the Buyer with true and correct copies of the Company's Articles of Incorporation, as amended, as in effect on the date hereof ("Articles of Incorporation"), and the Company's By-laws, as in effect on the date hereof (the "Bylaws").

               d. Issuance of Securities. The Securities have been duly authorized and, upon issuance in accordance with the terms hereof and thereof, shall be validly issued, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue thereof.

               e. No Conflicts. The execution, delivery and performance of this Agreement and the Ancillary Agreements by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Certificate of Incorporation or Bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). Neither the Company nor its subsidiaries is in violation of any term of or in default under its Articles of Incorporation or Bylaws or, in any material respect, any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its subsidiaries. The business of the Company and its subsidiaries is not being conducted in violation of any law, ordinance, regulation or rule of any governmental entity, except for possible violations which either singly or in the aggregate do not and will not have a Material Adverse Effect. Except as required under the 1933 Act, any applicable state securities laws, or the rules of the NASDAQ SmallCap Market System the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with any court or governmental agency or third party in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement and the Ancillary Agreements in accordance with the terms hereof.

               f. SEC Documents, Financial Statements. Since August 2, 1995, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to
        Section 13, 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), including all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein (other than exhibits to incorporated documents). The Buyer has been provided with true and complete copies of all reports on Forms 10-KSB, 10-QSB and 8-K and proxy statements (or their equivalents under the rules of the SEC applicable to small business issuers) filed by the Company with the SEC since December 31, 1997 (such reports, including the financial statements and related schedules being referred to hereinafter as the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). None of the information provided by the Company or its representatives to Buyer contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they were made, not misleading. Prior to the date hereof, the Company has corrected all statements in the SEC Documents which have required correction and has filed all necessary amendments to the SEC Documents, in each case as required by applicable law.

               g. Absence of Certain Changes. Since December 31, 1997, except as disclosed in the SEC Documents, there has been no material adverse change and no material adverse development in the business, properties, operations, prospects, condition (financial or otherwise), or results of operations of the Company. Since December 31, 1997, except as disclosed in the SEC Documents, neither the Company nor any of its subsidiaries has (i) incurred or become subject to any material liabilities (absolute or continent) except liabilities incurred in the ordinary course of business consistent with past practices; (ii) discharged or satisfied any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices; (iii) declared or made any payment or distribution of cash or other property to stockholders with respect to its capital stock, or purchased or redeemed, or made agreements to purchase or redeem, any shares of its capital stock; (iv) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business consistent with past practices; (v) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of existing business; (vi) made any changes in employee compensation except in the ordinary course of business consisted with past practices; or (vii) experienced any material problems with labor or management in connection with the terms and conditions of their employment. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge that its creditors intend to initiate involuntary bankruptcy proceedings against the Company.

               h. Absence of Litigation. Except as expressly set forth in its SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, overtly threatened against or affecting the Company, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement, the Ancillary Agreements or any of the other agreements contemplated herein. There are no material outstanding orders, judgments, injunctions, awards or decrees of any court, public board or body against the Company or any of its subsidiaries.

               i. Purpose of Investment. The Company recognizes that Buyer's investment in the Company is being made, and shall use the proceeds therefrom, in order to provide financing for the Company's ongoing operations and especially for the funding of research and development, feasibility funding projects and for project and licensing arrangements; costs of patent prosecution; and working capital and general corporate purposes, including the possible acquisitions of rights in new technologies in the Company's ordinary course of business.

               j. Acknowledgment Regarding Buyer's Purchase of the Shares. The Company acknowledges and agrees that Buyer is acting solely in the capacity of an arm's length purchaser with respect to this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby. The Company further acknowledges that Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby and any advice given by Buyer or any of its representatives or agents in connection with this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby is merely incidental to Buyer's purchase of the Securities. The Company further represents to Buyer that the Company's decision to enter into this Agreement and the Ancillary Agreements has been based solely on the independent evaluation by the Company and its representatives.

               k. No Undisclosed Events or Circumstances. No material event or circumstances has occurred or exists with respect to the Company or its subsidiaries or their respective business, properties, prospects, operations or financial condition which has not been publicly announced or disclosed.

               l. No General Solicitation. Neither the Company, any of its affiliates, nor, to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act), in connection with the offer or sale of the Securities.

               m. No Registration Required. Except as provided herein, neither the Company, nor to its knowledge, any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any securities or solicited any offers to buy any security, under circumstances that would require registration of the Securities under the 1933 Act.

               n. Employee Relations. Neither the Company nor any of its subsidiaries is involved in any union labor dispute nor, to the knowledge of the Company, is any such dispute threatened. None of the Company's or its subsidiaries' employees is a member of a union and the Company believes that its relations with its employees for the most part are good.

               o. Intellectual Property Rights. The Company and its subsidiaries own, have obtained or possess rights to use the trademarks, trade names, service marks, service mark registrations, patents, copyrights, licenses, approvals, governmental authorizations, trade secrets and other rights necessary to conduct their respective businesses as now conducted, the Company does not have any knowledge of any material infringement by the Company or its subsidiaries of any trademark, trade name rights, patent rights, copyrights, licenses, service marks, service mark registrations, trade secrets or other similar rights of others and there is no claim being made against the Company or its subsidiaries regarding trademark, trade name, patent, copyright, license, service marks, service mark registrations, trade secret or other infringement which could have a Material Adverse Effect. The Company and its subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, whether currently owned or acquired in the future, and the Company has entered into agreements with all current officers and employees, and will enter into agreements with all future officers and employees, which provide or will provide that all legal rights concerning newly developed technologies by such officers or employees shall be the sole property of the Company.

               p. Dilutive Effect. The Company understands and acknowledges the potentially dilutive effect to the Common Stock of the issuance of the Securities.

        4.     COVENANTS.

               a. Best Efforts. Each party shall use its best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary to consummate the transactions contemplated hereby, including without limitation, timely satisfaction of the conditions set forth in Sections 8 and 9 of this Agreement.

               b. Form D. The Company agrees to file a Form D with respect to the Shares and Warrants as required under Regulation D and to provide a copy thereof to Buyer promptly after such filing.

               c. Reporting Status. Until the date on which Buyer has sold all the Shares and Warrant Shares held by it, the Company shall use its best efforts to file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not voluntarily terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination.

               d. Use of Proceeds. The Company will use the proceeds from the sale of the Securities to provide financing for the Company's ongoing operations and principally for the funding of research and development, feasibility funding projects and for project and licensing arrangements; costs of patent prosecution; and working capital and general corporate purposes, including the possible acquisitions of rights in new technologies in the Company's ordinary course of business.

               e.     Financial Information.

                      (i) The Company will deliver to Buyer as soon as
               practicable after the end of each fiscal quarter or fiscal year of the Company, as appropriate, and in no event later than twenty
               (20) days following the end of the relevant period, one copy of an unaudited consolidated balance sheet of the Company and its subsidiaries as at the end of such quarter, and unaudited consolidated statements of income, retained earnings and changes in financial position of the Company and its subsidiaries for such quarter; setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year; all prepared in accordance with GAAP except that the financial statements referred to in this Section 4(e)(i) do not contain footnotes and are subject to normal year-end audit adjustments, which will not, individually or in the aggregate, be material in magnitude.

                      (ii) In addition, the Company will deliver to Buyer (x) no later than forty (40) days after the end of the relevant period, any and all information necessary for the Buyer to fulfill its reporting obligations with the SEC; (y) within five (5) days after the filing thereof with the SEC, a copy of each filing made by the Company with the SEC; and (z) within two (2) days after release thereof, copies of all press releases issued by the Company or any of its subsidiaries.

                      (iii) With respect to annual information, the Company will deliver to Buyer, no later than sixty (60) days after year end, one copy of an audited consolidated balance sheet of the Company and its subsidiaries as at the end of such year, and audited consolidated statements of income, retained earnings and changes in financial position of the Company and its subsidiaries for such year; setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year; all prepared in accordance with GAAP, and which audited financial statements shall be accompanied by (A) an opinion thereon of the independent certified public accountants regularly retained by the Company, or any other form of independent certified public accountants of recognized national standing selected by the Company and (B) a report of such independent certified public accountants confirming any calculation or adjustment made pursuant to
                Section 5 herein, Section 6 of the Form of Warrant attached hereto as Exhibit A, and any other adjustments relating to securities authorized by the Company during such year.

               f. Reservation of Shares. The Company shall at all times have authorized and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the issuance of the Warrant Shares and any other shares of Common Stock issuable upon the conversion, exercise or exchange of the Company's outstanding securities.

               g. Listing. The Company shall use its best efforts to promptly secure the listing of the Shares and the Warrant Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are now or may in the future be listed or quoted, including without limitation the NASDAQ SmallCap Market System (collectively, the "Exchange") (subject to official notice of issuance) and shall use its best efforts to maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Warrant Shares from time to time issuable under the terms of this Agreement and the Warrant. During the Registration Period, the Company shall use its best efforts to maintain the Common Stock's authorization for listing on the Exchange. The Company shall promptly provide to Buyer copies of any notices it receives from the Exchange regarding the continued eligibility of the Common Stock for listing on the relevant Exchange.

        5.     RIGHTS OF FIRST REFUSAL

               a. Subsequent Offerings. Buyer shall have a right of first refusal to purchase its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 5(e) hereof. Buyer's pro rata share is equal to the ratio of (a) the number of shares of the Company's Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares) which Buyer is deemed to be a holder immediately prior to the issuance of such Equity Securities to (b) the total number of shares of the Company's outstanding Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Warrant Shares or upon the exercise of any outstanding warrants or options) immediately prior to the issuance of the Equity Securities. The term "Equity Securities" shall mean (i) any Common Stock, Preferred Stock or other security of the Company, (ii) any security convertible, with or without consideration, into any Common Stock, Preferred Stock or other security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other security or (iv) any such warrant or right.

               b. Exercise of Rights. If the company proposes to issue any Equity Securities, it shall give Buyer written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Buyer shall have twenty (20) days from the giving of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased.

               c. Issuance of Equity Securities to Other Persons. If Buyer fails to exercise in full the rights of first refusal, the Company shall have ninety (90) days thereafter to sell the Equity Securities in respect of which the Buyer's rights were not exercised, at a price and upon general terms and conditions materially no more favorable to the purchasers thereof than specified in the Company's notice to the Buyer pursuant to
        Section 5(b) hereof. If the company has not sold such Equity Securities within ninety (90) days of the notice provided pursuant to Section 5(b), the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Buyer in the manner provided above.

               d. Waiver of Rights of First Refusal. The rights of first refusal established by this Section 5 may be amended, or any provision waived with the written consent of Buyer.

               e. Excluded Securities. The rights of first refusal established by this Section 5 shall have no application to any of the following Equity Securities:

                      (i) up to an aggregate amount of 500,000 shares of Common
               Stock issued pursuant to stock options under the Company's 1995 Stock Option Plan;

                      (ii) shares of Common Stock issued upon the exercise or
               conversion, as the case may be, or the dividend or antidilution provisions thereof, if any, of options, warrants, preferred stock, convertible securities or other rights to purchase Common Stock which options, warrants, preferred stock, convertible securities or other rights are issued and outstanding on the date hereof;

                      (iii) shares of Common Stock issued pursuant to any rights or agreements granted after the date of this Agreement; provided that the rights of first refusal established by this Section 5 did apply with respect to the initial sale or grant by the Company of such rights or agreements;

                      (iv) any Equity Securities issued for consideration other
               than cash pursuant to a merger, consolidation, acquisition or similar business combination;

                      (v) shares of Common Stock issued in connection with any
               Common Stock split or Common Stock dividend by the Company.

        6.     TRANSFER AGENT INSTRUCTIONS.

        The Company shall instruct its transfer agent to issue certificates, registered in the name of the Buyer or its nominee, for the Shares and Warrant Shares in such amounts as specified from time to time by the Buyer to the Company. All such certificates shall bear the restrictive legend specified in
Section 2(g) of this Agreement but only to the extent provided in such Section. The Company shall provide instructions and opinions of counsel to its transfer agent in accordance with the Registration Rights Agreement. The Company warrants and covenants that no instruction other than such instructions referred to in this Section 6, and stop transfer instructions to give effect to Section 2(f) hereof, in the case of the Shares or Warrants, will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Warrants. Nothing in this Section 6 shall affect in any way Buyer's obligations and agreement to comply with all applicable securities laws upon the sale, assignment or other transfer of the Securities. If Buyer provides the Company with an opinion of counsel, reasonably satisfactory in form, scope, substance and as to the counsel delivering such opinion to the Company, that registration of the sale, assignment or other transfer by Buyer of any of the Securities is not required under the 1933 Act, the Company shall permit the transfer, and promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by Buyer.

        7.     STANDSTILL AND NO-SALE.

        From the period beginning on the Initial Closing until the earlier of
(i) thirty (30) months after the Initial Closing, or (ii) the cessation of all business activity between the Company and the Buyer (the "Standstill Period"):

               a. Standstill Provision. Buyer will not, nor will it permit any of its affiliates (including parents, subsidiaries or other related entities) to, in any manner, singly or as part of a partnership, limited partnership, syndicate or other "Group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act")), directly or indirectly, acquire, or offer or agree to acquire, record ownership or beneficial ownership of any shares of capital stock of the Company, any securities convertible into or exchangeable for capital stock of the Company or any other right to acquire capital stock of the Company, without the prior written consent of the Company to the extent such acquisition, offer or agreement would result in the Buyer owning more than forty-five percent (45%) of the Common Stock outstanding at the time of such acquisition, offer or agreement; provided, however, that this clause shall not apply to (i) increases in percentage ownership due to the buy-back of Common Stock by the Company;
        (ii) Common Stock purchases precipitated by an unaffiliated third party attempt to acquire control of the Company; or (iii) other Company securities purchased with the consent of the Company.

               b. Agreement Not to Sell. During the twelve (12) month period following the execution of this Agreement, Buyer will not, nor will it permit any of its corporate affiliates (including parents, subsidiaries or other related entities) to, directly or indirectly sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of any of the Shares or Warrant Shares or other securities of the Company. In any twelve (12) month period, beginning with the anniversary of this Agreement and each anniversary thereafter, Buyer will not, nor will it permit any of its corporate affiliates (including parents, subsidiaries or other related entities) to, directly or indirectly sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of any of the Shares or Warrant Shares or other securities of the Company in excess of one-third of such Shares, Warrant Shares or other securities held by the Buyer on the first day of the relevant twelve (12) month period without the prior written consent of the Company. Notwithstanding the foregoing in the event the business activity between the Company and the Buyer is terminated other than pursuant to a breach by or the insolvency of the Company then, following such termination, Buyer may sell the Shares or the Warrant Shares in accordance with the volume and other limitations under applicable securities laws. Buyer will notify the Company prior to any such sale and work with the Company to effect such sales in an orderly manner. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the securities held by Buyer and its affiliates that are subject to the foregoing restriction until the end of such period.

        8.     CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL

        The obligation of the Company hereunder to sell the Shares and the Warrants is subject to the satisfaction, at or before the date of the Initial Closing, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

               a. The parties shall have executed this Agreement and the Ancillary Agreements, and delivered the same to each other.

               b. The shareholders of the Company shall have approved the issuance of Shares contemplated hereunder in accordance with applicable rules of the NASDAQ SmallCap Market System;

               c. Pursuant to Section 1(d) of this Agreement, Buyer shall have delivered to Company the Purchase Price for all Shares being purchased by Buyer by certified check or wire transfer of immediately available funds.

               d. The representations and warranties of Buyer contained herein shall be true and correct in all material respects as of the date when made and as of the date of the Initial Closing as though made at that time (except for representations and warranties that speak as of a specific date), and Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Buyer at or prior to the date of the Initial Closing.

        9.     CONDITIONS TO BUYER'S OBLIGATION TO PURCHASE

        The obligation of Buyer to purchase the Shares and the Warrants at the Initial Closing is subject to the satisfaction, at or before the Initial Closing Date of each of the following conditions, provided that these conditions are for Buyer's sole benefit and may be waived by Buyer at any time in its sole discretion.

               a. The parties shall have executed this Agreement and the Ancillary Agreements, and delivered the same to the other parties.

               b. From the date hereof, until the date of the Initial Closing, the Common Stock shall be authorized for quotation on the Exchange and trading in the Common Stock on the Exchange shall not have been suspended by the SEC or the Exchange and trading in securities generally on the Exchange shall have not been suspended or limited nor shall minimum prices have been established for securities traded on the Exchange nor shall a banking moratorium have been declared nor shall there be any material adverse change in any financial market that in the reasonable judgment of the Buyer makes it impracticable or inadvisable to purchase the Shares and the Warrants.

               c. The shareholders of the Company shall have approved the issuance of the Shares, the Warrant, and the Warrant Shares contemplated hereunder, and such approval shall have been obtained in accordance with applicable rules of the NASDAQ SmallCap Market System as if such rules required approval of such issuance(s), regardless of whether approval thereunder is, in fact, required, and such shareholder approval shall have occurred following the filing of the form 10-QSB for the period ended September 30, 1998.

               d. The Company shall have entered into an employment agreement (the "Employment Agreement") with Robert Petcavich in the form attached as Exhibit 9(d).

               e. The Company shall have provided to the Buyer any changes to the Schedule of Exceptions delivered in accordance with Section 3 within five (5) days prior to the Initial Closing Date.

               f. The representations and warranties of the Company contained herein and not qualified by a materiality standard shall be true and correct in all respects as of the date when made, and shall be true and correct in all material respects as of the date of the Initial Closing, as though made at that time (except for representations and warranties that speak as of a specific date); the representations and warranties of the Company contained herein and qualified by a materiality standard shall be true and correct in all respects as of the date when made and as of the date of the Initial Closing, as though made at that time (except for representations and warranties that speak as of a specific date); and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the date of the Initial Closing, as applicable. Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the date of the Initial Closing to the foregoing effect. Changes to the Schedule of Exceptions to be delivered in accordance with Section 9(e) will not qualify the representations and warranties made upon execution of this Agreement or at the date of the Initial Closing; provided, however, that in the event that Buyer determines to proceed with the Initial Closing following the receipt of an updated Schedule of Exceptions, then these representations and warranties will be so qualified.

               g. Buyer shall have received the opinion of the Company's counsel dated as of the date of the Initial Closing in substantially the form attached hereto as Exhibit 9(e).

               h. The Company shall have executed and delivered to Buyer the Stock Certificate(s) for the Shares being purchased by Buyer and the Certificates representing the Warrants.

               i. No action, suit, investigation or proceeding before or by any governmental authority shall have been commenced or threatened against the Company or any of the officers, directors or affiliates of the Company, which seeks to restrain, prevent or change the transactions contemplated by this Agreement or the Registration Rights Agreement or which seeks damages in connection with such transactions.

        10.    GOVERNING LAW; MISCELLANEOUS.

               a. Governing Law. This Agreement shall be governed by and interpreted in accordance with, the laws of the State of New York without regard to the principles of conflict of laws.

               b. Counterparts. This Agreement may be executed in two or more identical counterparts, including, without limitation, by facsimile transmission (with copies sent by United States mail to the other parties), all of which counterparts shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause four (4) additional original executed signature pages to be physically delivered to the other party within five (5) days of the execution and delivery hereof.

               c. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretations of, this Agreement.

               d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement.

               e. Entire Agreement; Amendments. This Agreement (together with the Schedules and Exhibits hereto), the Ancillary Agreements, the Warrant and the other agreements and instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

               f. Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by mail or delivered personally, by courier or by facsimile (with a copy by U.S. mail) and shall be effective five days after being placed in the mail, if mailed, certified or registered, return receipt requested, or upon receipt, if delivered personally or by courier or by facsimile (with a copy by U.S.
        mail), in each case properly addressed to the party to receive the same. The addresses for such communications shall be:

               If to the Company:

                      9985 Business Park Avenue
                      Suite A
                      San Diego, California 92131
                      Telephone: 619-549-5130
                      Facsimile: 619-549-5133
                      Attention:  Robert Petcavich, Ph.D.

               With Copy to:

                      Lance W. Bridges, Esq.
                      Cooley Godward, LLP
                      4365 Executive Drive
                      Suite 1100
                      San Diego, CA 92121-2128

               If to the Buyer:

                      Agway Holdings Inc.
                      P.O. Box 4933
                      Syracuse, NY  13221-4933

                      Telephone: 315-449-6568
                      Facsimile: 315-449-7451
                      Attention: Peter J. O'Neill, V.P.

               With a copy to: David M. Hayes, Esq., General Counsel
               Each party hereto shall provide notice to the other party of any change in address.

               g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent the Buyer. Buyer may assign its rights hereunder without the consent of the Company, provided, however, that any assignment of Buyer's obligations under the Ancillary Agreements may be made only in accordance with the terms thereof.

               h. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

               i. Survival. All representations and warranties made by the Company and the Buyer in this Agreement (including the Schedules and Exhibits hereto), the Ancillary Agreements, the Warrant or otherwise pursuant hereto shall survive the issuance of the Shares and the Warrants to the Buyer for a period of two (2) years following such issuance. Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

               j. Publicity. The Company and Buyer shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby that identifies the Buyer; provided, however, that the Company shall be entitled without the prior approval of Buyer, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations (although the Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

               k. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purpose of this Agreement and the consummation of the transactions contemplated hereby.

               l. Termination. In the event that (i) approval by the Company's shareholders of the acquisition by Agway of the Shares, the Warrant, and the Warrant Shares, and the other transactions contemplated hereby (including without limitation the transactions contemplated by the Ancillary Agreements) is not obtained at a special meeting of the Company's shareholders called for that purpose, or (ii) the Initial Closing shall not have occurred on or before January 31, 1999 (or such other date as the parties shall mutually agree), this Agreement and, at the option of Buyer in its sole discretion, the Ancillary Agreements, shall terminate at the close of business on such date without liability of any party to any other party; provided, however, that Agway shall be entitled to a return of all amounts paid by it or its subsidiaries to the Company under the Ancillary Agreements if so terminated; and provided further, that in the event the Initial Closing has not occurred due to a material breach of a representation or warranty by a party, the other party shall be entitled to receive from such breaching party the out-of-pocket expenses (including legal fees) incurred by the non-breaching party in connection with this Agreement. Subject to the assignment or transfer of rights set forth herein with respect to the Agreement and the Securities, and subject to the Company's obligations to comply with the Agreement prior to any sale, the obligations of the Company and the Buyer (or any permitted assignees of Buyer) under this Agreement shall otherwise terminate upon the sale or other transfer by Buyer (or any permitted assignees of Buyer) of all Shares and Warrants acquired by Buyer hereunder and all and Warrant Shares acquired by Buyer (or any permitted assignees of Buyer) upon exercise of the Warrants.

               m. Indemnification. The Company agrees to indemnify, defend and hold harmless the Buyer and its affiliates and their respective directors, officers, employees and agents from and against any and all losses, claims, damages, fees, fines and expenses (including without limitation reasonable attorneys' fees) due to or arising out of a breach of any representation or warranty or covenant of the Company contained in this Agreement (including the Schedules and Exhibits hereto) and in the other agreements and instruments referenced herein.

               n. No Waiver. Notwithstanding any of the representations, warranties, acknowledgments or agreements made herein by the undersigned, the Buyer does not thereby or in any manner waive any rights granted to him or it under U.S. Federal or state securities laws.


Dated:  November 12, 1998:



AGWAY HOLDINGS INC.

BY: __________________________________

    its:  __________________________________

PLANET POLYMER TECHNOLOGIES, INC.

BY: ___________________________________

     its: _________________________________

                                                                         ANNEX A

                                 FORM OF WARRANT

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR TRANSFERRED ABSENT SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.

                        PLANET POLYMER TECHNOLOGIES, INC.
                     WARRANT TO PURCHASE UP TO A MAXIMUM OF
                        2,000,000 SHARES OF COMMON STOCK

        In consideration of the sum of good and valuable consideration, the receipt of which is hereby acknowledged by PLANET POLYMER TECHNOLOGIES, INC., a California corporation (the "Company"), AGWAY HOLDINGS INC. (the "Holder"), is hereby granted the right to purchase (i) at any time from the date hereof until 5:00 P.M., Pacific Standard Time, on [INITIAL CLOSING DATE PLUS TWELVE (12) MONTHS], 1999 (the "First Expiration Date") up to all or any part of Two Million (2,000,000) fully paid and non-assessable shares of the Company's common stock, without par value ("Common Stock"); and, at any time during the period commencing on the First Expiration Date and ending on [INITIAL CLOSING DATE PLUS TWENTY-FOUR (24) MONTHS], 2000 (the "Second Expiration Date"), and provided that Holder acquired at least One Million (1,000,000) shares of Common Stock pursuant to the Warrant prior to the First Expiration Date, up to all or any part of the number of shares of common stock available for purchase, but not acquired, by Holder prior to the First Expiration Date.

1. EXERCISE OF WARRANT. This Warrant is exercisable at a price of $1.00 per share of Common Stock issuable hereunder (the "Exercise Price") payable in cash or by certified or official bank check. Upon surrender of this Warrant together with a subscription form substantially in the form of Annex A hereto duly executed, together with payment of the Exercise Price for the shares of Common Stock purchased, at the principal executive offices of the Company, 9985 Business Park Avenue, Suite A, San Diego, California, 92131, or at such other office as the Company may designate by notice in writing, the Holder shall be entitled to receive, as promptly as practicable after surrender of the Warrant, a certificate or certificates for the shares of Common Stock so purchased. Upon exercise of this Warrant as set forth in the preceding sentence, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise.

The purchase rights represented by this Warrant are exercisable at the option of the Holder hereof, in whole or in part (but not as to fractional shares of the Common Stock), during any period in which this Warrant may be exercised as set forth above. In the case of the purchase of less than all the shares of Common Stock purchasable under this Warrant, the Company shall cancel this Warrant upon the surrender hereof and shall execute and deliver a new Warrant of like kind for the balance of the shares of Common Stock purchasable hereunder.

2. ISSUANCE OF STOCK CERTIFICATES. The issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder hereof of any tax which may be payable in respect to the issuance thereof, and such certificates shall (subject to the provisions of Sections 3 and 5 hereof) be issued in the name of, or in such names as may be directed by, the Holder hereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect to any transfer involved in the issuance and delivery of any such certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid, and provided that the issuance of certificates for such shares of Common Stock shall not violate the securities laws.

3.      TRANSFER, DIVISION AND COMBINATION.

        3.1 TRANSFER. Subject to compliance with Section 8, the Holder of this Warrant may transfer this Warrant at any time to any subsidiary or affiliate of the Holder. Transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company or the office or agency designated by the Company, together with a written assignment of this Warrant substantially in the form of Annex B hereto duly executed by Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall, subject to Section 8, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be canceled. A Warrant, if properly assigned in compliance with Section 8, may be exercised by a new Holder for the purchase of shares of Common Stock without having a new Warrant issued.

        3.2 DIVISION AND COMBINATION. Subject to Section 8, this Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office or agency of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by Holder or its agent or attorney. Subject to compliance with Section
3.1 and with Section 8, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

        3.3 EXPENSES. The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this
Section 3.

        3.4 MAINTENANCE OF BOOKS. The Company agrees to maintain, at its aforesaid office or agency, books for the registration and the registration of transfer of the Warrants.

4. EXERCISE PRICE. The exercise price of this Warrant shall be $1.00 per share of Common Stock.

5. REGISTRATION AND REGISTRATION RIGHTS. The shares of Common Stock issuable upon exercise of this Warrant (the "Warrant Shares") have not been registered under the Securities Act of 1933, as amended ("the Securities Act"). Holder shall have such registration rights as are set forth in the Registration Rights Agreement attached as Exhibit B to the Stock Purchase Agreement with respect to the Warrant Shares issuable upon exercise of this Warrant.

        Except as otherwise provided in this Section 5, upon exercise, in part or in whole, of this Warrant, the Warrant Shares shall bear the following legend:

               THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. ANY SUCH OFFER, SALE, ASSIGNMENT OR TRANSFER MUST ALSO COMPLY WITH APPLICABLE STATE SECURITIES LAWS. THE HOLDER OF THE SECURITIES MAY ALSO BE SUBJECT TO RESTRICTIONS UNDER A STOCK PURCHASE AGREEMENT BETWEEN THE ISSUER AND AGWAY HOLDINGS INC., DATED AS OF NOVEMBER 12, 1998.

6.      ADJUSTMENTS OF PURCHASE PRICE AND NUMBER OF SHARES.

        6.1 SUBDIVISION AND COMBINATION. In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

        6.2 ADJUSTMENT IN NUMBER OF SHARES. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 6 (including Sections 6.4 through 6.7 below), the number of shares of Common Stock issuable upon the exercise of each Warrant shall be adjusted to the nearest full share by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of the Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

        6.3 ANTI-DILUTION PROVISIONS. The Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of this Warrant shall also be subject to adjustment from time to time upon the happening of any of the events set forth in Sections 6.4 through 6.7.

        6.4 In the event the Company shall issue or sell any shares of Common Stock (except as provided in Section 6.7) for a consideration per share less than the Exercise Price in effect immediately prior to such issue or sale, then the Exercise Price in effect immediately prior to such issue or sale shall be reduced to such lesser price (calculated to the nearest cent) as shall be determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of (i) the number of shares of Common Stock outstanding immediately prior to the issuance or sale of such additional shares and (ii) the number of shares of Common Stock which the aggregate consideration received for the issuance or sale of such additional shares would purchase at the Exercise Price then in effect, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after the issuance or sale of such additional shares. For purposes of this
Section 6.4, all shares of Common Stock issuable upon exercise of outstanding options and warrants, and all shares of Common Stock issuable upon exercise of this Warrant, shall be deemed to be outstanding.

               6.5 For the purposes of Section 6.4 above, the following subparagraphs (a) to (c), inclusive, shall be applicable:

               (a) If at any time the Company shall issue or sell any rights to subscribe for, or any rights or options to purchase, Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such convertible or exchangeable stock or securities being hereinafter called "Convertible Securities"), whether or not such rights or options or the right to convert or exchange any such Convertible Securities shall be immediately exercisable, and the price per share for which Common Stock shall be issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing (1) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of such rights or options, plus, in the case of any such rights or options which shall relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (2) the total number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options) shall be less than the Exercise Price in effect immediately prior to the time of the issue or sale of such rights or options, then the total number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of the total amount of such Convertible Securities issuable upon the exercise of such rights or options shall (as of the date of granting of such rights or options) be deemed to be outstanding and to have been issued for such price per share, and except as provided in Section 6.6, no further adjustments of the Exercise Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities, upon the exercise of such rights or options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

               (b) If at any time any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount actually received by the Company therefor, after deduction therefrom of any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by the Company in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash actually received by the Company shall be deemed to be the fair value of such consideration as determined by the Board of Directors, after deduction therefrom of any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by the Company in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued in connection with any merger of another corporation into the Company, the amount of consideration therefor shall be deemed to be the greater of the fair market value of the shares issued in connection with the merger after taking into account the effects of the merger or the fair value of the net assets of such merged corporation as determined by the Board of Directors after deducting therefrom all cash and other consideration (if any) paid by the Company in connection with such merger.

               (c) The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, provided that such shares are neither issued, sold or otherwise distributed by the Company.

        6.6 If the purchase or exercise price provided for in any right or option referred to in Section 6.5, or the rate at which any Convertible Securities referred to in Section 6.5 (a) or (b) shall be convertible into or exchangeable for Common Stock, shall change or a different purchase or exercise price or rate shall become effective at any time or from time to time (including any change resulting from termination of such right, option or convertible security), then, upon such change becoming effective, the Exercise Price then in effect hereunder shall forthwith be increased or decreased to such Exercise Price as would have been obtained had the adjustments made upon the granting or issuance of such rights or options or Convertible Securities been made upon the basis of (a) the issuance of the number of shares of Common Stock theretofore actually delivered upon the exercise of such options or rights or upon the conversion or exchange of such Convertible Securities for the consideration received therefor and (b) the granting or issuance at the time of such change of any such options, rights or Convertible Securities then still outstanding for the consideration, if any, received by the Company therefor and to be received on the basis of such changed price.

        6.7 The Company shall not be required to make any adjustment to the Exercise Price in the case of:

               (a) the granting, after the date hereof, by the Company of stock options under the Company's 1995 Stock Option Plan, so long as the shares of Common Stock underlying such options are covered by the 500,000 shares currently reserved for issuance under such Plan as of the date hereof; or

               (b) the issuance of shares of Common Stock, pursuant to the exercise of the options referred to in Section 6.7(a) above;

               (c) shares of Common Stock issued upon the exercise or conversion, as the case may be, or under the dividend provisions thereof, if any, of options, warrants, preferred stock, convertible securities or other rights to purchase Common Stock which options, warrants, preferred stock, convertible securities or other rights are issued and outstanding on the date hereof; and

               (d) shares of Common Stock issued pursuant to any rights or agreements granted after the date of this Agreement; provided that the rights of first refusal granted by Section 5 of the Stock Purchase agreement were exercised with respect to the initial sale or grant by the Company of such rights or agreements.

        6.8 RECLASSIFICATION, CONSOLIDATION, MERGER, ETC. In case of any reclassification or change of the outstanding shares of Common Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in the case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding shares of Common Stock, except a change as a result of a subdivision or combination of such shares or conveyance to another corporation of the property of the Company as an entirety), the Holder of this Warrant shall thereafter have the right to purchase the kind and number of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance at an aggregate price equal to the product of (x) the number of shares issuable upon exercise of this Warrant and
(y) the Exercise Price in effect immediately prior to the record date for such reclassification, change, consolidation, merger, sale or conveyance as if such Holder had exercised this Warrant prior to such record date.

        6.9 APPROVAL AND NOTICE OF ADJUSTMENT IN EXERCISE PRICE. Any adjustment of the Exercise Price made pursuant to this Section 6 shall be made or approved by the Company's independent public accountants at the time of such adjustment.

7.      FINANCIAL AND BUSINESS INFORMATION.

        7.1 QUARTERLY AND ANNUAL INFORMATION.

               (a) The Company will deliver to each Holder as soon as practicable after the end of each fiscal quarter or fiscal year of the Company, as appropriate, and in no event later than twenty (20) days following the end of the relevant period, one copy of an unaudited consolidated balance sheet of the Company and its subsidiaries as at the end of such quarter, and unaudited consolidated statements of income, retained earnings and changes in financial position of the Company and its subsidiaries for such quarter; setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year; all prepared in accordance with GAAP except that the financial statements referred to in Section 7.1(a) do not contain footnotes and are subject to normal year-end audit adjustments, which will not, individually or in the aggregate, be material in magnitude.

               (b) In addition, the Company will deliver to each Holder (x) no later than forty (40) days after the end of the relevant period, any and all information necessary for the Buyer to fulfill its reporting obligations with the SEC; (y) within five (5) days after the filing thereof with the SEC, a copy of each filing made by the Company with the SEC; and (z) within two (2) days after release thereof, copies of all press releases issued by the Company or any of its subsidiaries.

               (c) With respect to annual information, the Company will deliver to each Holder, no later than sixty (60) days after year end, an audited consolidated balance sheet of the Company and its subsidiaries as at the end of such year, and audited consolidated statements of income, retained earnings and changes in financial position of the Company and its subsidiaries for such year; setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year; all prepared in accordance with GAAP, and which audited financial statements shall be accompanied by (i) an opinion thereon of the independent certified public accountants regularly retained by the Company, or any other form of independent certified public accountants of recognized national standing selected by the Company and (ii) a report of such independent certified public accountants confirming any adjustment made pursuant to Section 6 during such year.

8. DISPOSITION OF WARRANT AND WARRANT SHARES. The Holder further agrees not to make any disposition of all or any part of this Warrant or the Warrant Shares in any event unless and until:

               (a) The Company shall have received a letter secured by the Holder from the Securities and Exchange Commission stating that no action will be recommended to the Commission with respect to the proposed proposition; or

               (b) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

               (c) The Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, the Holder shall have furnished the Company with an opinion of counsel for the Holder to the effect that such disposition will not require registration of such Warrant or shares under the Act, and such opinion of counsel for the Holder shall have been concurred in by the Company's counsel and the Company shall advise the Holder of such concurrence.

               (d) Notwithstanding the provisions of paragraphs (a), (b) and (c) above, no such Securities and Exchange Commission letter, registration statement or opinion of counsel shall be required (i) for any transfer of this Warrant or any shares issuable upon exercise of this Warrant in compliance with SEC Rule 144 or 144A, or (ii) for any transfer of this Warrant or shares issuable upon exercise of this Warrant by a Holder that is a partnership or a corporation to
(A) a partner of such partnership or corporation, (B) a retired partner or shareholder, or (iii) the transfer by gift, will or intestate succession by any Holder to his or her spouse or lineal descendants or ancestors or any trust for any of the foregoing.

9. EXCHANGE AND REPLACEMENT OF WARRANT. This Warrant is exchangeable without expense, upon the surrender hereof by the registered Holder at the principal executive office of the Company, for a new Warrant of like kind and date representing in the aggregate the right to purchase the same number of shares as are purchasable hereunder in such denominations and in the name(s) of such assignee(s) as shall be designated by the registered Holder hereof at the time of such surrender.

        Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft or destruction of this Warrant, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like kind, in lieu of this Warrant.

10. FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of a share of Common Stock, as determined in good faith by the Board of Directors of the Company.

11. RESERVATION AND LISTING OF SHARES. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of this Warrant, such number of shares of Common Stock as shall be issuable upon the exercise hereof. The Company covenants and agrees that, upon exercise of this Warrant and payment of the Exercise Price therefor, all shares of Common Stock issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable, provided that the Exercise Price per share shall equal or exceed the par value of the Common Stock. As long as the Warrant shall be outstanding, the Company shall use its best efforts to cause all shares of Common Stock issuable upon the exercise of the Warrant to be listed (subject to official notice of issuance) on all securities exchanges on which the Common Stock may then be listed.


12. CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or re adjustment of the Exercise Price, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to the Holder a certificate of the chief financial officer of the Company setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of the Holder, furnish to the Holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Exercise Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the exercise of this Warrant.

13. RIGHTS OF WARRANT HOLDERS. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a shareholder in respect of any meetings or shareholders for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company.

14. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered in person, or mailed by registered or certified mail, return receipt requested:

               (a) If to the registered Holder or Holders of this Warrant, to the address of such Holder as shown on the books of the Company; or

               (b) If to the Company, to the address set forth on the first page of this Warrant or to such other address as the Company may designate by notice to the Holders.

15. REMEDIES. Each holder of Warrant and Warrant Shares, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under Section 5 of this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of Section 5 of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

16. AMENDMENT. This Warrant and all other Warrants may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder or Holders, provided that no such Warrant may be modified or amended to reduce the number of shares of Common Stock for which such Warrant is exercisable or to increase the price at which such shares may be purchased upon exercise of such Warrant (before giving effect to any adjustment as provided therein) without the prior written consent of the Holder thereof.

17. SEVERABILITY. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

18. SUCCESSORS. All the covenants, agreements, representations and warranties contained in this Warrant shall bind the parties hereto and their respective heirs, executors, administrators, distributes, successors and assigns.

19. HEADINGS. The Section headings in this Warrant are inserted for purposes of convenience only and shall have no substantive effect.

20. LAW GOVERNING. This Warrant shall be construed and enforced in accordance with, and governed by, the laws of the State of New York.

        WITNESS the seal of the Company and the signature of its duly authorized officer.

Dated: _______ __,  1998



                                            PLANET POLYMER TECHNOLOGIES, INC.



                                            By:
                                               -------------------------------
                                                   Robert J. Petcavich,
                                                   Chief Executive Officer

                                                                         ANNEX C

                        PLANET POLYMER TECHNOLOGIES, INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                   FOR THE ANNUAL MEETING OF THE SHAREHOLDERS
                          TO BE HELD ON JANUARY 6, 1999

        The undersigned hereby appoints Robert J. Petcavich and Thomas M. Connelly, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Planet Polymer Technologies, Inc. which the undersigned may be entitled to vote at the Special Meeting of Shareholders of Planet Polymer Technologies, Inc. to be held at the offices of the Company, located at 9985 Businesspark Avenue, Suite A, San Diego, California 92131, on January 6, 1999, at 10:00 a.m., local time and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

        IN THEIR DISCRETION, THE NAMED PROXIES ARE AUTHORIZED TO VOTE UPON SUCH MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENT THEREOF.

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 1.

PROPOSAL 1:    To approve the issuances of securities of the Company exceeding twenty percent of the outstanding Common Stock of the Company.

       [ ]  FOR                [ ] AGAINST              [ ] ABSTAIN



DATED:  __________ ___, 199_                ____________________________________


                                            ____________________________________
                                                          SIGNATURE(S)

                                            Please sign exactly as your name
                                            appears hereon. If the stock is
                                            registered in the names of two or
                                            more persons, each should sign.
                                            Executors, administrators, trustees,
                                            guardians and attorneys-in-fact
                                            should add their titles. If signer
                                            is a corporation, please give full
                                            corporate name and have a duly
                                            authorized officer sign, stating
                                            title. If signer is a partnership,
                                            please sign in partnership name by
                                            authorized person.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.


                                       1.